UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2005

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-292-9932

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the annual meeting of stockholders of the Company held on April 26, 2005, the Company’s stockholders approved the Company’s amended and restated Long-Term Incentive Compensation Plan (as amended and restated, the “Plan”). Employees of the Company and its subsidiaries who are selected by the Human Resources Committee of the Company’s Board of Directors are eligible to participate in the Plan. Under the Plan, the Committee may grant awards of stock options, stock appreciation rights, restricted stock, restricted share rights, performance shares, performance units, or stock awards. The Plan prohibits grants of stock options or stock appreciation rights that are scheduled to become fully exercisable within one year of the date of grant except in the event of the death, disability or retirement of the holder of the award or a change in control of the Company. A total of 236,926,113 shares of Company common stock may be issued under the Plan on or after March 1, 2005, pursuant to awards granted under the Plan. Each share of Company common stock issued pursuant to awards other than stock options or stock appreciation rights counts against the total shares available for issuance under the Plan as four shares. Each share issued pursuant to awards of stock options or stock appreciation rights counts as one share. Shares not issued due to cancellation, expiration or forfeiture of an award, or settlement of an award in cash do not reduce the number of shares available for issuance under the Plan. No awards may be granted under the Plan after April 26, 2015, except that any award granted before then may extend beyond that date. The foregoing description of Plan terms is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10 hereto and incorporated by reference. For additional information about the Plan, refer to pages 44-47 of the Company’s proxy statement on Schedule 14A for its 2005 annual meeting of stockholders, as filed with the Securities and Exchange Commission on March 17, 2005.

Item 8.01. Other Events.

The Company held its annual meeting of stockholders on April 26, 2005. Below is a summary of the voting results, including for each item other than the election of directors the shares voted in favor of the item as a percentage of the shares represented at the meeting and entitled to vote on the item. Approval of each item other than the election of directors required the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the item. The Company’s report on Form 10-Q for the quarter ending June 30, 2005, will provide more detailed voting results for each item, as certified by the inspector of election for the meeting.

At the meeting, stockholders:

•	re-elected all 14 of the Company’s current directors;

•	approved the Company’s amended and restated Long-Term Incentive Compensation Plan (80.0% voted in favor);

•	ratified the appointment of KPMG LLP as independent auditors for 2005 (96.8% voted in favor);

•	rejected the stockholder proposal regarding payday lending (4.4% voted in favor);

•	rejected the stockholder proposal regarding executive compensation and predatory lending (5.5% voted in favor);

•	rejected the stockholder proposal regarding performance shares (32.6% voted in favor);

•	rejected the stockholder proposal regarding chief executive officer compensation (5.8% voted in favor); and

•	rejected the stockholder proposal regarding separation of Board Chair and CEO positions (33.8% voted in favor).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10	Long-Term Incentive Compensation Plan, as amended and restated effective April 26, 2005, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 2, 2005	WELLS FARGO & COMPANY

	By:	/S/ LAUREL A. HOLSCHUH
Laurel A. Holschuh Senior Vice President and Secretary